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                                                             EXHIBIT 10(cxxiv)


                                AMENDMENT NO. 1
                                     TO THE
                       HAMILTON BEACH/PROCTOR-SILEX, INC.
                         PROFIT SHARING RETIREMENT PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1992)


                 Hamilton Beach/Proctor-Silex, Inc. (the "Company") hereby adopts this Amendment No. 1 to the Hamilton Beach/Proctor-Silex, Inc. Profit Sharing Retirement Plan (As Amended and Restated Effective as of January 1,
1992) (the "Plan"). Except as otherwise provided herein, the provisions of this Amendment shall be effective as of January 1, 1994. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                   SECTION 1

                 Effective as of January 1, 1992, the last sentence of Section
1.1 of the Plan is hereby amended in its entirety to read as follows:

                 "In no event, however, will the Accrued Benefit of a Participant who was previously covered under a Prior Plan be less than the amount of his Minimum Benefit."


                                   SECTION 2

                 Section 1.29(a) of the Plan is hereby amended by adding the following clause at the beginning thereof:

                 "Unless the Company elects to use one of the simplified methods described in Section 414(q)(12) of the Code or Revenue Procedure 93-42, a Highly Compensated Employee shall mean".


                                   SECTION 3

                 Effective as of January 1, 1992, Section 1.40 of the Plan is hereby amended in its entirety to read as follows:

                          "1.40 MINIMUM BENEFIT:  For a Participant who was
                 previously covered by the Prior Plans listed in Section 1.52(c) or 1.52(d) hereof, the Participant's Prior Plan Benefit. For a Participant who was previously covered under the Prior Plans listed in Sections 1.52(a) or 1.52(b) hereof, the Participant's Accrued Benefit on the earlier of his Qualifying Termination or December 31, 1994, expressed as a monthly benefit payable in the form of a Single Life
                 Annuity (without ancillary benefits) commencing on the Participant's Normal Retirement Date."


                                   Section 4





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                 Effective as of January 1, 1992, Section 1.53 of the Plan is
hereby amended by (1) deleting the parenthetical phrase "(including the actuarial factors)" from the fourth line thereof, and (2) adding the following sentences to the end thereof:

                 "However, for purposes of calculating the Prior Plan Benefit of a Participant who was previously covered by the Prior Plan listed in Section 1.52(c) hereof, a Participant's 'credited service' shall be determined as if the rules described in
                 Section 3.1(b) hereof relating to Years of Vesting Service applied in lieu of the credited service rules contained in such Prior Plan, provided that credit shall be given only for periods during which the Participant was an eligible employee under the terms of such Prior Plan. In no event, however, will such a Participant's Prior Plan credited service be less than the credited service determined in accordance with the terms of the Prior Plan as in effect on December 31, 1991."


                                   SECTION 5

                 Effective as of January 1, 1992, Sections 6.3(b)(1)(A), 6.4(b)(1)(A) and 6.5(b)(1)(A) of the Plan are hereby amended by deleting the phrase "the Actuarial Equivalent of his Deferred Cash Balance Annuity" and replacing it with the phrase "his Deferred Cash Balance Annuity."


                                   SECTION 6

                 Effective as of January 1, 1992, Section 7.2(b) of the Plan is hereby amended by adding the following sentences to the end thereof:

                 "In addition, if the present value of the Pension of a Participant who is employed at the Southern Pines, North Carolina plant and who is otherwise described in the following sentence is determined to be more than $3,500, such Pension may be paid to the Participant in a Lump Sum Distribution that is the Actuarial Equivalent of such Pension, provided that the Participant (and the Participant's Spouse) consents to such distribution. A Participant is described in this sentence if
                 (1) he was employed at the Southern Pines, North Carolina plant immediately preceding his Qualifying Termination, (2) his Qualifying Termination occurred between April 30, 1992 and January 31, 1993 as the result of the ongoing reduction in workforce, (3) the date of his Qualifying Termination was extended at the request of an Employer and, if the Qualifying Termination had not been extended, the present value of his Pension would not have exceeded $3,500 and (4) at the time of the Qualifying Termination the Participant was not eligible for a Normal Retirement, Late Retirement or Early Retirement Pension."


                                   SECTION 7

                 A new Section 8.3(c) is hereby added to the Plan, immediately following Section 8.3(b), to read as follows:





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                 "(c) The Trust Fund may be held and invested as part of a
                 master trust arrangement established and maintained for defined benefit plans by NACCO Industries, Inc. and its affiliates."

                                   SECTION 8

                 Section 9.11 of the Plan is hereby amended in its entirety to read as follows:

                 "9.11 INVESTMENT COMMITTEE: NACCO Industries, Inc. has established a "Retirement Funds Investment Committee" (the "Investment Committee") pursuant to the terms of an Instrument of Creation and Delegation dated October 28, 1992, as such Instrument may be amended from time to time.
In addition to the responsibilities specifically given to the Investment Committee under the Plan and Trust Agreement, the Investment Committee (or any successor thereto) shall have such other responsibilities with respect to the Plan (and other defined benefit plans and defined contribution plans maintained by the Controlled Group) as are granted to such Committee in the Instrument (as amended from time to time). In the absence of an Investment Committee, NACCO Industries, Inc. shall perform the duties allocated to such Committee under the Plan and Trust Agreement."


                                   Section 9

                 Sections 15.1, 15.2 and 15.3 of the Plan are hereby amended by deleting the phrase "its Board of Directors" and replacing it with the phrase "the Nominating, Organization and Compensation Committee of the Board of Directors" each time it appears therein.





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                                   SECTION 10

                 Effective as of January 1, 1992, Exhibit A to the Plan is hereby amended in its entirety to read as follows:

            "EXHIBIT A - BASIS FOR DETERMINING ACTUARIAL EQUIVALENCE

1.       INTEREST RATES:


         A.      CASH BALANCE CONVERSION:  For purposes of Sections 1.17 and
                 1.31 of the Plan, the immediate interest rate that would be used by the Pension Benefit Guaranty Corporation in effect on the first day of the Plan Year for purposes of determining the present value of a lump sum distribution on plan termination.

         B. LUMP SUM DISTRIBUTIONS: The interest rates, either immediate or deferred, that would be used by the Pension Benefit Guaranty Corporation in effect on the first day of the Plan Year for purposes of determining the present value of a lump sum distribution on plan termination. If such lump sum exceeds $25,000, 120 percent of the interest rates shall be used, except that the resulting lump sum shall not be less than $25,000.

         C. OTHER OPTIONAL FORMS OF PAYMENT: Seven and One-Half Percent (7.5%), provided that, with respect to benefits which accrued prior to [October 1, 1993], the interest rate shall be Six Percent (6.0%), if use of such rate results in a larger benefit.

2.       MORTALITY RATES:

         A. SOUTHERN PINES LUMP SUM PAYMENTS EXCEEDING $3,500. UP84 Mortality Table, 75% male and 25% female.

         B. OTHER PAYMENTS. The 1971 Group Annuity Table for Males. Beneficiaries are assumed to be six (6) years younger than the Participant.

3.       ASSUMPTIONS APPLICABLE TO MINIMUM BENEFIT:

                 The assumptions provided under the Prior Plan in which the minimum benefit accrued."





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                 EXECUTED this 21st day of December, 1993.
                               ----        ---------

                                        HAMILTON BEACH/PROCTOR-SILEX, INC.


                                        By: /S/ G. Nebel
                                        -------------------------------
                                           Title:  President





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